EXHIBIT 8









                         May 10, 1996


The Brooklyn Union Gas Company
One MetroTech Center
Brooklyn, New York 11201


Dear Sirs:

     We have reviewed the description of the Federal income tax consequences of participating in The Brooklyn Union Gas Company Dividend Reinvestment and Stock Purchase Plan (the "Plan") as described in the answers to Questions 34 and 35 in the Prospectus contained in the Registration Statement on Form S-3 to be filed by your Company today with the Securities and Exchange Commission (the "Commission"), which Prospectus contains a description of the provisions of the Plan in effect as of such date, and have determined that the description accurately describes the Federal income tax consequences to shareholders participating in the Plan.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 to be filed by your Company today with the Commission under the Securities Act of 1933, as amended (the "Act"). In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                             Very truly yours,


                                             Cullen & Dykman